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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                        FOR FURTHER INFORMATION CONTACT:
February 18, 1998                            Rafael Vaquero
                                             Soren Bjorn
                                             817-491-2992


                       THE UNIMARK GROUP, INC. ANNOUNCES
               INSIDER STOCK TRANSACTION, ORGANIZATIONAL CHANGES
                AND ANTICIPATED FOURTH QUARTER FINANCIAL RESULTS

         Argyle, Texas February 18, 1998 -- The UniMark Group, Inc. (Nasdaq NMS symbol: "UNMG") announced today that, in a privately negotiated transaction, a group led by Rafael Vaquero, the Company's Chief Operating Officer, have acquired from Jorn Budde, the Company's President, Chief Executive Officer and Chairman, 500,000 shares of Common Stock (approximately 5.8% of the Company's outstanding shares) for $5.00 per share. In connection with this transaction,
Mr.  Budde has resigned all his positions with UniMark.   Rafael Vaquero, the
Company's Chief Operating Officer has been named President and Chief Executive Officer and Jakes Jordaan, a director of the Company, has been named Chairman
of the Board.   In addition, the Company intends adding a Chief Financial
Officer, with cross-border experience, to its management team. "With the help of Dain Rauscher, our financial advisors, the Board of Directors is actively exploring all strategic alternatives to maximize shareholder value" said Mr. Jakes Jordaan, the Company's new Chairman.

         Said Mr. Rafael Vaquero, the Company's Chief Executive Officer: "The management changes are supported by our primary lender and we believe that our positive banking relationship will continue. We have made substantial progress implementing our internal operating reorganization plan that involves consolidating fruit processing operations in Mexico and distribution functions in the United States. In this regard, we have ceased operations at the San Rafael and Zamora plants (both of which are leased) and have moved this production to our main Montemorelos plants. We believe that this internal reorganization will result in a number of benefits, including increasing operating efficiencies at existing plants, streamlining our organizational structure and reducing overhead and administrative costs."

         The Company also announced today that it anticipates reporting weaker than expected financial results and to record restructuring and certain other charges in its fourth quarter ended December 31, 1997. The Company's financial performance was adversely impacted by an increase in inflation in Mexico, which was not offset by a corresponding devaluation of the Mexican peso, resulting in increased wages, benefits and other operating expenses in US dollar terms, adverse conditions in the frozen orange juice concentrate market and charges relating to the Company's internal operating reorganization plan.

         The Company's financial statements for the year ended December 31, 1997 are currently





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being audited by Ernst & Young LLP,  the Company's independent auditors.   It
is anticipated that the audit will be completed and the Company's results of operations for the year and fourth quarter will be announced on or about March 25, 1998.

         "We are confident that we have taken significant steps forward in our
efforts to reposition the Company for 1998 and future years.   We look forward
to the Company experiencing benefits from the internal reorganization and restructuring plan, the recent weakening of the Mexican peso and improvements in the orange juice market," said Mr. Vaquero.

         Certain of the above information is forward-looking and as such, only reflects the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. For a discussion of factors that may affect actual results, investors should refer to the Company's filings with the Securities and Exchange Commission.





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